UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2006 (February 27, 2006)
Ennis, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2441 Presidential Pkwy
Midlothian, Texas	76065

(Address of Principal	(Zip Code)
Executive Offices)
Registrant’s Telephone Number, Including Area Code: (972) 775-9801
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agrement
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Form of Executive Incentive and Non-Qualified Stock Option Agreementa
Form of Executive Restricted Stock Agreement

ITEM 1.01 Entry Into a Material Definitive Agrement.
On February 27, 2006, the Compensation Committee of the Board of Directors of Ennis, Inc. granted incentive and non-qualified stock options to purchase shares of the Company’s common stock to certain executive officers of the Company, pursuant to the Ennis Inc. 2004 Long-term Incentive Plan, with an exercise price of $19.69 per share and restricted stock grants, as follows:

Named Executive	Incentive Stock	Non-Qualified Stock	Total Stock Option	Restricted Stock
Officer/Title	Option	Option	Grant	Grant
Keith Walters — CEO	5,078	122	5,200	9,920
Michael Magill — EVP	2,539	61	2,600	6,624
Richard Travis — CFO	5,078	122	5,200	1,000
Ron Graham — VP of Adm.	5,078	122	5,200	1,875
The incentive and non-qualified stock options vest immediately, while the restricted stock grants vest ratably in 3 equal annual installments commencing on the first anniversary of the date of grant or upon a change in control of the Company. Additional terms of the stock options granted to the named executive officers are set forth in the form of the stock option agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. Additional terms with respect to the restricted stock granted to the named executive officers are set forth in the form of the restricted stock agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description
10.1	Form of Executive Incentive and Non-Qualified Stock Option Agreement

10.2	Form of Executive Restricted Stock Agreement
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.
Date: March 1, 2006	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Incentive and Non-Qualified Stock Option Agreement

10.2	Form of Executive Restricted Stock Agreement